As filed with the Securities and Exchange Commission on
                                 March 12, 2002
                              Registration No. 333-
                                                    -----------

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                         VITAL HEALTH TECHNOLOGIES, INC.
               (Exact name of issuer as specified in its charter)

   Minnesota                                                 41-1618186
  (State or other jurisdiction of                           (I.R.S. Employer
   incorporation or organization)                            Identification
                                                             No.)

  855 Village Center Drive, Suite 315, North Oaks, Minnesota      55127
  (Address of Principal Executive Offices)                     (Zip Code)

             Vital Health Technologies, Inc. 2002 Stock Option Plan
                            (Full title of the Plan)

                           Stephen Muscanto, Director
                             Lloyd Woelfle, Director
                         Vital Health Technologies, Inc.
                      855 Village Center Drive, Suite 315,
                           North Oaks, Minnesota 55127
                     (Name and address of agent for service)

                                 (651) 238-8638

                                   copies to:

                              Anslow & Jaclin, LLP
                             4400 Route 9, 2nd Floor
                               Freehold, NJ 07728
                                 (732) 409-1212

Approximate date of commencement of proposed sale to the public: Upon the effective date of this Registration Statement.

  CALCULATION OF REGISTRATION FEE

                                             Proposed          Proposed
  Title of                                   maximum           maximum
  securities            Amount               Offering          aggregate     Amount of
  to be                 to be                price per         offering      registration
  registered            registered           share(1)(2)       price         fee (1)
  ----------            ----------           -----------       -----         -------
  Common Stock,         5,000,000            $.10              $500,000      $46.00
  $.01 par value

(1) The fee with respect to these shares has been calculated pursuant to Rules 457(h) and 457(c) under the Securities Act of 1933 and based upon the average of
the last price per share of our Common Stock on             , a date within five
(5) days prior to the date of filing of this registration statement, as reported by the OTC Electronic Bulletin Board.

(2) Estimated solely for the purpose of calculating the registration fee.

(3) Represents the maximum number of shares that may be issued under the above-named Stock Option Plan.

(4) This registration statement shall also cover any additional shares of our common stock which become issuable under our Stock Option Plan being registered in this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.

Documents Incorporated by Reference         X Yes            No

                                    PART II

Item 3. Incorporation of Documents by Reference.

The following documents are incorporated by reference in this registration statement and made a part hereof:

(a) Our annual report on Form 10-KSB for the year ended December 31, 2001 filed pursuant to Section 15(d) of the Exchange Act of 1934, as amended or the 1934 Act.

(b) All other documents filed by us after the date of this registration statement under Section 13(a), 13(c), 14 and 15(d) of the 1934 Act, after today's date and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered have been sold or which de-registers all securities then remaining in this registration statement and to be part thereof from the date of filing of such documents.

Item 4. Description of Securities.

Not Applicable.

Item 5. Interest of Named Experts and Counsel.

None

Item 6. Indemnification of Directors and Officers.

Section 302A.521 of the Minnesota Business Corporation Act requires us to indemnify a person made, or threatened to be made, a party to a proceeding by reason of the former or present official capacity of the person with respect to us, against judgments, penalties, fines, including reasonable expenses, if such person: (i) has not been indemnified by another organization or employee benefit plan for the same judgments, penalties, fines, including, without limitation, excise taxes assessed against the person with respect to an employee benefit plan, settlements, and reasonable expenses, including attorneys' fees and disbursements, incurred by the person in connection with the proceeding with respect to the same acts or omissions; (ii) acted in good faith; (iii) received no improper personal benefit, and statutory procedure has been followed in the case of any conflict of interest by a director; (iv) in the case of any criminal proceedings, had no reasonable cause to believe the conduct was unlawful; and
(v) in the case of acts or omissions occurring in the person's performance in the official capacity of director or, for a person not a director, in the official capacity of officer, committee member, employee or agent of us as a director, officer, partner, trustee, employee or agent of another organization or employee benefit plan, reasonably believed that the conduct was not opposed to our best interests. In addition, Section 302A.521 Subd. 3, requires us to advance, in certain circumstances and upon written request, reasonable expenses prior to final disposition. A decision as to required indemnification is to be made by a disinterested majority of the Board of Directors present at a meeting at which a quorum of disinterested directors is present, or by a designated committee of the Board of Directors, by special legal counsel, by the stockholders, or by a court.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended or the "1933 Act" may be permitted to our directors, officers and controlling persons based on the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7. Exemption From Registration Claimed.

Not Applicable.

Item 8. Exhibits.

Number Description

4.1  Vital Health Technologies, Inc. 2002 Stock Option Plan.

5.1  Consent and Opinion of Anslow & Jaclin, LLP.

23.1 Consent of Callahan, Johnston & Associates, LLC.

Item 9. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

     (a) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

     (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

     (c) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          Provided, however, that paragraphs (1)(a) and (1)(b) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by this paragraphs is contained in periodic reports filed by us pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post- effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for purposes of determining any liability under the 1933 Act, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) To deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the 1934 Act; and, where interim financial information required to be presented by
Item 310(b) of Regulation S-B is not set forth in the prospectus, to deliver, or cause to be delivered, to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

(6) To deliver or cause to be delivered with the prospectus to each employee to whom the prospectus is sent or given, a copy of our annual report to stockholders for its last fiscal year, unless such employee otherwise has received a copy of such report, in which case the registration shall state in the prospectus that it will promptly furnish, without charge, a copy of such report on written request of the employee. If our last fiscal year has ended within 120 days prior to the use of the prospectus, our annual report for the preceding fiscal year may be delivered, but within such 120-day period the annual report for the last fiscal year will be furnished to each employee.

(7) To transmit or cause to be transmitted to all employees participating in the plans who do not otherwise receive such material as our stockholders, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, we certify that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, there unto duly authorized, in the City of North Oaks, State of Minnesota, on March 12, 2002.

                           VITAL HEALTH TECHNOLOGIES, INC.

                           By:  /s/ Stephen Muscanto
                                ----------------------------
                                STEPHEN MUSCANTO
                                Director

                           By:  /s/ LLoyd Woelfle
                                ----------------------------
                                LLOYD WOELFLE
                                Director

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated.

Signatures                                  Date

By: /s/ Stephen Muscanto                    March 12, 2002
----------------------------
STEPHEN MUSCANTO
Director

By: /s/ Lloyd Woelfle                       March 12, 2002
----------------------------
LLOYD WOELFLE
Director